Exhibit 11

                               SARNIA CORPORATION
                 Statement Re: Computation of Per Share Earnings
                        (In thousands, except share data)



                                                                                Years Ended June 30,
                                                              --------------------------------------------------
                                                                   1997               1996               1995
                                                                   ----               ----               ----
NET INCOME (LOSS) APPLICABLE TO COMMON STOCK.........         $         5        $      (269)      $       (270)
                                                              ===========        ===========       ============
Weighted average common shares outstanding...........           4,572,545          4,572,545          4,572,545
                                                              -----------        -----------       ------------


NET INCOME (LOSS) PER SHARE - PRIMARY................         $       ---        $     (0.06)      $      (0.06)
                                                              ===========        ===========       ============
Common shares from above.............................           4,572,545          4,572,545          4,572,545
Assumed exercise of options (treasury stock
  method)............................................              30,383                ---                ---
                                                              -----------        -----------       ------------
                                                                4,602,928          4,572,545          4,572,545
                                                              ===========        ===========       ============


NET INCOME (LOSS) PER SHARE -
 FULLY DILUTED.......................................         $       ---        $     (0.06)      $      (0.06)
                                                              ===========        ===========       ============
Common shares from above.............................           4,572,545          4,572,545          4,572,545
Assumed exercise of options (treasury stock
  method)............................................              30,383                ---                ---
                                                              -----------        -----------       ------------
                                                                4,602,928          4,572,545          4,572,545
                                                              ===========        ===========       ============